Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2022, in the Registration Statement on Form S-1 and related Prospectus of Grove Collaborative Holdings, Inc. for the registration of its Class A Common Stock and Warrants.

/s/ Ernst & Young LLP

Redwood City, California

July 18, 2022